Exhibit 99.1

INNOVATE Launches Indebtedness Refinancing Transactions
$48.7 million privately negotiated convertible notes exchanges.
$330 million exchange offer of senior secured notes and solicitation of consents
Agreement in principle to extend revolving credit agreement
Agreement in principle to amend and extend the CGIC note
Agreement in principle to extend Spectrum notes
Agreement in principle to amend and extend the R2 Technologies note

NEW YORK, July 17, 2025 - INNOVATE Corp. (NYSE: VATE) (“INNOVATE” or the “Company”) today announced that it intends to enter into a series of indebtedness refinancing transactions that will extend the Company’s debt maturities. The refinancing transactions include (i) privately negotiated exchanges of certain of the Company’s convertible senior notes, (ii) an exchange offer and consent solicitation with respect to the Company’s senior secured notes, (iii) agreements in principle to extend the Company’s 2020 revolving credit agreement, (iv) an agreement in principle to amend and extend the Continental General Insurance Company (“CGIC”) note, (v) an agreement in principle to extend the Spectrum Notes (as defined below), and (vi) an agreement in principle to amend and extend the R2 Technologies note.
Convertible Notes Exchanges
The Company has today entered into privately negotiated exchange agreements with certain holders of its 7.5% Convertible Senior Notes due 2026 (the “Existing Convertible Notes”) (collectively, the “Exchange Agreements”) pursuant to which the Company plans to exchange approximately $48.7 million of the outstanding aggregate principal amount of the Existing Convertible Notes for approximately $51.1 million aggregate principal amount of newly issued 9.5% Convertible Senior Notes due 2027 (the “New Convertible Notes”) (the transactions collectively, the “Convertible Notes Exchanges”) with substantially the same terms, except that the New Convertible Notes will (i) have a maturity date of March 1, 2027, (ii) be secured by a second-priority lien on certain existing collateral and other collateral not previously pledged, (iii) have an interest rate of 9.5%, with the first payment delivered in the form of additional exchange consideration and the second payment being made in kind, (iv) include updated covenants (including, without limitation, restrictive covenants substantially consistent with the New Senior Secured Notes (as defined below)), (v) be guaranteed by the same guarantors as the New Senior Secured Notes (defined below), (vi) be redeemable by the Company in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date and (vii) include an updated "Fundamental Change" definition that will exclude ownership of the Company's equity by Lancer Capital LLC and its affiliates. The Exchange Agreements will also contain consents from certain holders of the Existing Convertible Notes to effect certain proposed amendments to the terms of such Existing Convertible Notes to eliminate substantially all of the restrictive covenants, certain events of default and related provisions. The Convertible Notes Exchanges are conditioned upon, and are expected to close concurrently with, the early settlement of the Exchange Offer (as defined below).
Exchange Offer
The Company has today launched an exchange offer and consent solicitation to eligible holders of its 8.5% Senior Secured Notes due 2026 (the “Existing Senior Secured Notes” and, together with the Existing Convertible Notes, the “Existing Notes”) to exchange such Existing Senior Secured Notes for newly issued 10.5% Senior Secured Notes due 2027 (the “New Senior Secured Notes” and, together with the New Convertible Notes, the “New Notes”) with substantially the same terms, except that the New Senior Secured Notes will (i) have a maturity date of February 1, 2027, (ii) have an interest rate of 10.5%, with the first payment delivered in the form of additional exchange consideration and the second payment being made in kind, and (iii) include updated covenants (the “Exchange Offer”). Additionally, the New Senior Secured Notes indenture requires us to meet certain milestones with respect to strategic alternatives for our operating subsidiaries, including asset sales generating at least $150 million in net proceeds. Under the Existing Senior Secured Notes indenture, DBM Global Inc. is not a subsidiary guarantor, and the Company's equity interests in DBM

Global Inc. are pledged as collateral. This will remain the same under the New Senior Secured Notes Indenture. As of the date hereof, DBM Global Inc. is in good standing with its lenders and sureties.
Simultaneously, the Company is conducting the solicitation of consents from eligible holders of the Existing Senior Secured Notes to effect certain proposed amendments to the terms of such Existing Senior Secured Notes to eliminate substantially all of the restrictive covenants, events of default and related provisions in a customary exit consent solicitation and to subordinate the liens on the collateral securing the Existing Senior Secured Notes, meaning that any Existing Senior Secured Notes that remain outstanding after the consummation of the Exchange Offer will be subordinated obligations of the Company and the guarantors thereof (the “Proposed Amendments”).
The Company has entered into a Commitment Letter (the “Commitment Letter”) dated July 17, 2025, between the Company and certain holders of Existing Senior Secured Notes (the “Supporting Noteholders”). Subject to the terms and conditions set forth in the Commitment Letter, the Supporting Noteholders have agreed to tender their Existing Senior Secured Notes in the Exchange Offer and deliver consents to the Proposed Amendments prior to the early participation deadline. The Supporting Noteholders represent approximately 75.3% of the aggregate principal amount of the Existing Senior Secured Notes outstanding as of the date of this press release. The consent of the Supporting Noteholders suffices to approve the Proposed Amendments in respect of the Existing Senior Secured Notes.
Consummation of the Exchange Offer is conditioned on, among other things, the participation of (i) at least 98% of the outstanding principal amount of the Existing Senior Secured Notes (the “Minimum Exchange Condition”), (ii) the consummation of the Convertible Notes Exchanges and (iii) the concurrent consummation of the 2020 Revolving Credit Agreement Extension Amendment, the CGIC Note Extension Amendment, the Spectrum Notes Extension and the R2 Note Extension Amendment (the "Concurrent Transactions Condition"). Such closing conditions may be waived by the Company, provided that a waiver of the Minimum Exchange Condition and the Concurrent Transactions Condition shall also require the consent of the Supporting Noteholders.
The early participation deadline for the Exchange Offer is 5:00 p.m., New York City time, on July 30, 2025 (the “Early Participation Deadline”), unless extended by the Company. The expiration deadline for the Exchange Offer is midnight (end of day), New York City time, on August 13, 2025 (the “Expiration Deadline”), unless extended by the Company. The Company currently expects that the early settlement of the Exchange Offer will occur on August 4, 2025 (the “Early Settlement Date”) and the final settlement of the Exchange Offer will occur on August 15, 2025 (the “Final Settlement Date”), in each case subject to all conditions to the Exchange Offer having been satisfied or waived by the Company. A participating holder that tenders Existing Senior Secured Notes will receive the following consideration on the settlement date of the Exchange Offer:

CUSIP No.	Title of Security	Principal Amount Outstanding	Exchange Consideration(1)(3)	Early Exchange Premium(2)(3)(4)	Total Early Exchange Consideration(2)(3)
Rule 144A CUSIP: 404139 AJ6 Regulation S CUSIP: U40462 AF7(5)	8.500% Senior Secured Notes due 2026	US$330,000,000	US$1,000 in principal amount of New Notes	US$20 in principal amount of New Notes	US$1,020 in principal amount of New Notes

(1)    Total principal amount of New Notes issued on the Final Settlement Date for each $1,000 principal amount of Existing Senior Secured Notes tendered and accepted for exchange.
(2)    Total principal amount of New Notes issued on the Early Settlement Date for each $1,000 principal amount of Existing Senior Secured Notes tendered and accepted for exchange.
(3)    The Company will issue New Notes in the minimum denomination of US$1,000 and integral multiples of US$1.00 in excess thereof. If, under the terms of the Exchange Offer, any tendering Eligible Holder is entitled to receive New Notes in a principal amount that is not a permitted denomination, the principal amount of the New Notes will be rounded down to the nearest permitted denomination and no cash will be paid for fractional New Notes not received as a result of such rounding down. The Company will not make any cash payment in respect of accrued and unpaid interest on Existing Notes that are accepted for exchange. New Notes will accrue interest from August 1, 2025. If, as of the Early Participation Deadline, we have not made the interest payment in respect of the Existing Notes that is due on August 1, 2025, Eligible Holders will receive an additional $52.50 principal amount of New Notes per $1,000 principal amount of Existing Notes that are accepted for exchange (corresponding to the amount of PIK Interest that would have accrued in the related interest period for the Existing Notes had the New Notes been outstanding during that interest period). As a result, holders receiving the Total Exchange Consideration would receive a total of $1,072.50 principal amount of New Notes per $1,000 principal amount of Existing Notes that are accepted for exchange and holders receiving the Exchange Consideration (but not the Early Exchange Premium) would receive a total of $1,052.50 principal amount of New Notes per $1,000 principal amount of Existing Notes that are accepted for exchange. Interest on the New Notes that is payable on the scheduled interest payment date of February 1, 2026 will be paid in the form of PIK Interest and all interest payments thereafter will be payable in cash. “PIK Interest” means interest paid on the principal amount of the New Notes by increasing the outstanding principal amount of such New Notes in an aggregate principal amount equal to the amount of the relevant interest payment.
(4)    Eligible Holders who validly tender Existing Senior Secured Notes after the Early Participation Deadline but at or prior to the Expiration Deadline will not be eligible to receive the Early Exchange Premium.
(5)    The Exchange Offer and Solicitation is not being made in respect of any Existing Senior Secured Notes that are held under CUSIP No. 404139 AK3 and institutional accredited investors that are not QIBs (as defined below) will not be eligible to participate. As of July 1, 2025, no Existing Senior Secured Notes were held under that CUSIP.
Revolving Credit Agreement
The Company has reached an agreement in principle with the lender under its 2020 Revolving Credit Agreement to enter into an amendment (the “2020 Revolving Credit Agreement Extension Amendment”), which will provide for, among other things, extension of the 2020 Revolving Credit Agreement maturity to September 15, 2026. Subject to successful negotiations with the lender under the 2020 Revolving Credit Agreement, the Company expects to enter into definitive documentation related to the 2020 Revolving Credit Agreement Extension Amendment by the Early Settlement Date.
CGIC Debt
The Company has reached an agreement in principle to, among other things, extend the maturity of its subordinated unsecured promissory note with CGIC to April 2027, and secure the amended CGIC note by a third priority lien on the same collateral securing the New Notes (the “CGIC Note Extension Amendment”). The amended CGIC note will have an interest rate of 16%. Interest on the amended CGIC note will be paid in the form of PIK interest through August 2026, and all interest payments thereafter will be payable in cash. Subject to successful negotiations with CGIC, the Company expects to enter into definitive documentation related to the CGIC Note Extension Amendment by the Early Settlement Date. As part of the agreement with CGIC, approximately half of the accrued value of preferred stock of the Company held by CGIC will be exchanged for third-lien notes, on a dollar-for-dollar basis.

HC2 Broadcasting Holdings Debt
The Company has reached an agreement in principle with the noteholders of Spectrum’s 8.50% and 11.45% Notes (the “Spectrum Notes”) to, among other things, extend the maturity of such notes to September 30, 2026 (the “Spectrum Notes Extension”). The Spectrum Notes Extension also requires us to meet certain milestones with respect to strategic alternatives for our Broadcasting segment. Subject to successful negotiations with the noteholders of the Spectrum Notes, the Company expects to enter into definitive documentation related to the Spectrum Notes Extension by the Early Settlement Date.
R2 Technologies Debt
The Company has reached an agreement in principle to, among other things, extend the maturity of R2 Technologies’ 20.0% senior secured promissory note due to Lancer Capital to August 1, 2026 (the “R2 Note Extension Amendment”). The amended R2 Note will have an interest rate of 12% and remove certain exit and default fees. All interest and fees accrued through August 1, 2025, will be added to the principal amount. Subject to successful negotiations with Lancer Capital, the Company expects R2 Technologies to enter into definitive documentation related to the R2 Note Extension Amendment by the Early Settlement Date.
Important Notes
This communication is not and shall not constitute (i) an offer to buy, or a solicitation of an offer to sell, the Existing Notes or any other securities, (ii) the solicitation of consents from any holders of the Existing Notes or any other securities, or (iii) an offer to sell, or the solicitation of an offer to buy, the New Notes or any other securities (together, “Securities”). There shall be no offering or sale of Securities, and no solicitation of consents from any holders of the Existing Notes or any other Securities, in any jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer or solicitation will only be made pursuant to a separate disclosure or solicitation document and only to such persons and in such jurisdictions as permitted under applicable law. The offering of any Securities has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). No Securities may be offered or sold absent registration under the Securities Act or pursuant to an offer or sale under one or more exemptions from, or in a transaction not subject to, the registration requirements of the Securities Act.
The New Notes are being offered for exchange only (i) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (ii) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S under the Securities Act (each, an “Eligible Holder”).
Documents relating to the Exchange Offer will only be distributed to holders of the Existing Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Existing Notes that desire a copy of the eligibility letter may contact Global Bondholder Services Corporation, the exchange agent and information agent for the Exchange Offer, by calling (855) 654-2015 (toll free) or at (212) 430-3774 (banks and brokerage firms) or visit the website for this purpose at https://gbsc-usa.com/eligibility/innovatecorp.
Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to INNOVATE in connection with the transactions described in this press release.
About INNOVATE
INNOVATE Corp. is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,100 people across its subsidiaries.
Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as the conduct, negotiation of definitive terms, holder participation, fulfillment or waiver of closing conditions and successful settlement of each of the refinancing transactions described in this press release. You are cautioned that such statements are not guarantees of future performance and that INNOVATE’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause INNOVATE’s actual expectations to differ materially from these forward-looking statements include INNOVATE’s exchanges of its debt securities and the other factors under the heading “Risk Factors” set forth in INNOVATE’s Annual Report on Form 10-K, as supplemented by INNOVATE’s quarterly reports on Form 10-Q. Such filings are available on INNOVATE’s website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. INNOVATE undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.
Investor Contact
Solebury Strategic Communications
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691